Exhibit 99.1

USA USA Technologies Announces First Quarter Fiscal Year 2017 Results

MALVERN, Pa. – Nov. 9, 2016 – USA Technologies, Inc. (NASDAQ:USAT), a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market, today reported results for its first quarter ended September 30, 2016.

First Quarter Financial Highlights:

☐	Total quarterly revenue of $21.6 million, a year-over-year increase of 30%

☐	448,000 connections to ePort service, representing a year-over-year increase of 28%

☐	Added 350 customers to achieve record 11,400 total customers compared to 10,275 as of a year ago, a year-over-year increase of 11%

☐	Quarterly record license and transaction fee revenue of $16.4 million, a year-over-year increase of 27%

☐	Ended the quarter with $18.2 million in cash

☐
Quarterly GAAP net loss of $2.5 million, primarily attributable to the $1.5 million increase in the fair value of the warrant liabilities, as well the $1.7 million dollar increase in professional services included in SG&A related to SOX 404 compliance, internal audit, and audit of our financial statements driven primarily by our status as a first time accelerated filer which required an audit of our annual SOX 404 assessment

☐	Quarterly Non-GAAP net loss of $1.0 million

☐	Quarterly Adjusted EBITDA of $0.7 million

First Quarter Financial Highlights, Connections & Transaction Data:

	As of and for the three months ended September 30,
(Connections and $'s in thousands, transactions in millions, eps is not rounded)	2016	2015	Change	% Change
Revenues:
License and transaction fees	$16,365	$12,925	$3,440	27%
Equipment Sales	5,223	3,675	1,548	42%
Total revenues	$21,588	$16,600	$4,988	30%

License and transaction fee margin	31.3%	32.6%	-1.3%	-4%

Equipment sales gross margin	20.0%	22.5%	-2.5%	-11%

Overall Gross Margin	28.6%	30.4%	-1.8%	-6%

Operating income/(loss)	$(950)	$112	$(1,062)	-948%

Net income/(loss)	$(2,464)	$360	$(2,824)	-784%

Net income (loss) per common shares - basic	$(0.07)	$-	$(0.07)	-700%

Net income (loss) per common shares - diluted	$(0.07)	$(0.01)	$(0.06)	600%

Net New Connections	19	16	3	19%

Total Connections (at period end)	448	349	99	28%

Total Number of Transactions (millions)	95	69	26	38%

Transaction Volume (millions)	$183	$127	$56	44%

Adjusted EBITDA	$663	$1,751	$(1,088)	-62%

Non-GAAP net income (loss)	$(955)	$61	$(1,016)	-1666%

“USA Technologies continued its strong connection and revenue growth and is executing in the market to drive cashless and mobile payments to self-service retail locations,” said Stephen P. Herbert, USA Technologies’ chairman and chief executive officer. “As we move further into our fiscal year, we expect to see both continued top line growth and expanding profitability as we drive wider adoption of our ePort Connect service to vending, kiosks, and other unattended retail locations.  Our customers continue to see compelling economics which underpins their decisions to upgrade 100% of their locations to our technology.  Further, as the market advances we expect our ePort Interactive Service, which enables a more robust consumer experience and yields improved performance at the location, to expand market share.”

Fiscal 2017 Outlook

For full fiscal year 2017, management expects to add between 115,000 and 125,000 net new connections for the year, bringing total connections to our service to a range of 544,000 to 554,000 and expects total revenue to be between $95 million and $100 million. We also expect to have year-over-year increases of adjusted EBITDA and non-GAAP net income.

Webcast and Conference Call

Management will host a conference call and webcast the event beginning at 8:30 a.m. Eastern Time today, November 9, 2016.

To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 8492228.

A live webcast of the conference call will be available at http://usat.client.shareholder.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. Eastern Time on November 9, 2016 until 11:30 a.m. Eastern Time on November 12, 2016 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 8492228.  An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. USA Technologies has 78 United States and foreign patents in force; and has agreements with Verizon, Visa, Chase Paymentech and customers such as Compass, AMI Entertainment and others. For more information, please visit the website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT, or increased revenues at a customer location; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability of USAT to use available data to predict future market conditions, consumer behavior and any level of cashless usage; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing or violating the intellectual property  rights of others; whether USAT would be able to sell sufficient ePort hardware to third party leasing companies as part of the QuickStart program in order to improve  cash flows from operations; whether USAT’s remediation efforts in connection with the control deficiencies that resulted in a material weakness  in USAT’s internal controls over financial reporting as of June 30, 2016 would be effective; whether USAT experiences additional material weaknesses in its internal controls over financial reporting in  future periods, and USAT is not able to accurately or timely report its financial condition or results of operations; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Financial Schedules:

A.	Statements of Operations for the 3 Months Ended September 30, 2016 and 2015
B.	Five Quarter Select Key Performance Indicators
C.	Comparative Balance Sheets as of September 30, 2016 and June 30, 2016
D.	Five Quarter Statements of Operations and Adjusted EBITDA
E.	Five Quarter Selling, General, & Administrative Expenses
F.	Five Quarter Condensed Balance Sheets
G.	Five Quarter Statements of Cash Flows
H.
Five Quarter Reconciliation of Net Income/(Loss) to Non-GAAP Net Income (Loss) and Net Earnings/(Loss) Per Common Share – Basic and Diluted to Non-GAAP Net Earnings/(Loss) Per Common Share – Basic and Diluted

(A)	Statement of Operations for the 3 Months Ended September 30, 2016 and 2015

	For the three months ended September 30,
($ in thousands, except shares and per share data)	2016	% of Sales	2015	% of Sales	Change	% Change

Revenues:
License and transaction fees	$16,365	75.8%	$12,925	77.9%	$3,440	27%
Equipment sales	5,223	24.2%	3,675	22.1%	1,548	42%
Total revenues	21,588	100.0%	16,600	100.0%	4,988	30%

Costs of sales/revenues:
Cost of services	11,243	68.7%	8,705	67.4%	2,538	29%
Cost of equipment	4,178	80.0%	2,848	77.5%	1,330	47%
Total costs of sales/revenues	15,421	71.4%	11,553	69.6%	3,868	33%

Gross profit	6,167	28.6%	5,047	30.4%	1,120	22%

Operating expenses:
Selling, general and administrative	6,909	32.0%	4,796	28.9%	2,113	44%
Depreciation and amortization	208	1.0%	139	0.8%	69	50%
Total operating expenses	7,117	33.0%	4,935	29.7%	2,182	44%

Operating income (loss)	(950)	-4.4%	112	0.7%	(1,062)	-948%

Other income (expense):
Interest income	73	0.3%	51	0.3%	22	43%
Interest expense	(212)	-1.0%	(119)	-0.7%	(93)	78%
Change in fair value of warrant liabilities	(1,490)	-6.9%	343	2.1%	(1,833)	-534%
Total other income (expense), net	(1,629)	-7.5%	275	1.7%	(1,904)	-692%

Income (loss) before provision for income taxes	(2,579)	-11.9%	387	2.3%	(2,966)	-766%
Benefit (provision) for income taxes	115	0.5%	(27)	-0.2%	142	-526%

Net income (loss)	(2,464)	-11.4%	360	2.2%	(2,824)	-784%
Cumulative preferred dividends	(334)	-1.5%	(334)	-2.0%	-	0%
Net income (loss) applicable to common shares	$(2,798)	-13.0%	$26	0.2%	$(2,824)	-10862%

Net earnings (loss) per common share - basic	$(0.07)		$-		$(0.07)	-700%
Net earnings (loss) per common share - diluted	$(0.07)		$(0.01)		$(0.06)	600%

Basic weighted average number of common shares outstanding	38,488,005		35,848,395		2,639,610	7%
Diluted weighted average number of common shares outstanding	38,488,005		36,487,879		2,000,126	5%

(B)	Five Quarter Select Key Performance Indicators

	As of and for the three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Connections:
Gross New Connections	22,000	33,000	34,000	23,000	20,000
% from Existing Customer Base	86%	83%	91%	89%	86%
Net New Connections	19,000	28,000	32,000	20,000	16,000
Total Connections	448,000	429,000	401,000	369,000	349,000

Customers:
New Customers Added	350	300	125	350	675
Total Customers	11,400	11,050	10,750	10,625	10,275

Volumes:
Total Number of Transactions (millions)	95	89	82	76	69
Transaction Volume (millions)	$183	$169	$151	$138	$126

Financing Structure of Connections:
JumpStart	7.7%	6.5%	7.4%	10.1%	13.8%
QuickStart & All Others *	92.3%	93.5%	92.6%	89.9%	86.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

*Includes credit sales with standard trade receivable terms

(C)	Comparative Balance Sheets September 30, 2016 to June 30, 2016

($ in thousands)	September 30, 2016	June 30, 2016	Change	% Change
Assets
Current assets:
Cash	$18,198	$19,272	$(1,074)	-6%
Accounts receivable, less allowance	5,840	4,899	941	19%
Finance receivables	3,349	3,588	(239)	-7%
Inventory, net	4,264	2,031	2,233	110%
Prepaid expenses and other current assets	1,439	987	452	46%
Deferred income taxes	2,271	2,271	-	0%
Total current assets	35,361	33,048	2,313	7%

Finance receivables, less current portion	3,962	3,718	244	7%
Other assets	163	348	(185)	-53%
Property and equipment, net	9,570	9,765	(195)	-2%
Deferred income taxes	25,568	25,453	115	0%
Intangibles, net	754	798	(44)	-6%
Goodwill	11,703	11,703	-	0%
Total assets	$87,081	$84,833	$2,248	3%

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$8,693	$12,354	$(3,661)	-30%
Accrued expenses	3,912	3,458	454	13%
Line of credit, net	7,258	7,119	139	2%
Current obligations under long-term debt	834	629	205	33%
Income taxes payable	8	18	(10)	-56%
Warrant liabilities	-	3,739	(3,739)	100%
Deferred gain from sale-leaseback transactions	685	860	(175)	-20%
Total current liabilities	21,390	28,177	(6,787)	-24%
Long-term liabilities
Long-term debt, less current portion	1,517	1,576	(59)	-4%
Accrued expenses, less current portion	11	15	(4)	-27%
Deferred gain from sale-leaseback transactions, less current portion	-	40	(40)	-100%
Total long-term liabilities	1,528	1,631	(103)	-6%
Total liabilities	22,918	29,808	(6,890)	-23%

Shareholders' equity:
Preferred stock, no par value	3,138	3,138	-	0%
Common stock, no par value	244,996	233,394	11,602	5%
Accumulated deficit	(183,971)	(181,507)	(2,464)	1%
Total shareholders' equity	64,163	55,025	9,138	17%
Total liabilities and shareholders' equity	$87,081	$84,833	$2,248	3%

Net working capital	$13,971	$4,871	$9,100	187%

(D)	Five Quarter Statement of Operations and Adjusted EBITDA

($ in thousands)	For the three months ended
	September 30, 2016	% of Sales	June 30, 2016	% of Sales	March 31, 2016	% of Sales	December 31, 2015	% of Sales	September 30, 2015	% of Sales
Revenues:
License and transaction fees	$16,365	75.8%	$15,263	69.6%	$14,727	72.3%	$13,674	73.9%	$12,925	77.9%
Equipment Sales	5,223	24.2%	6,681	30.4%	5,634	27.7%	4,829	26.1%	3,675	22.1%
Total revenue	21,588	100.0%	21,944	100.0%	20,361	100.0%	18,503	100.0%	16,600	100.0%

Costs of sales/revenues:
License and transaction fees	11,243	68.7%	10,614	69.5%	9,703	65.9%	9,067	66.3%	8,705	67.4%
Equipment sales	4,178	80.0%	5,547	83.0%	4,986	88.5%	3,953	81.9%	2,848	77.5%
Total costs of sales/revenues	15,421	71.4%	16,161	73.6%	14,689	72.1%	13,020	70.4%	11,553	69.6%

Gross Profit:
License and transaction fees	5,122	31.3%	4,649	30.5%	5,024	34.1%	4,607	33.7%	4,220	32.6%
Equipment sales	1,045	20.0%	1,134	17.0%	648	11.5%	876	18.1%	827	22.5%
Total gross profit	6,167	28.6%	5,783	26.4%	5,672	27.9%	5,483	29.6%	5,047	30.4%

Operating expenses:
Selling, general and administrative	6,909	32.0%	6,721	30.6%	6,094	29.9%	4,762	25.7%	4,796	28.9%
Depreciation	208	1.0%	208	0.9%	173	0.8%	127	0.7%	139	0.8%
Impairment of intangible asset	-	0.0%	432	2.0%	-	0.0%	-	0.0%	-	0.0%
Total operating expenses	7,117	33.0%	7,361	33.5%	6,267	30.8%	4,889	26.4%	4,935	29.7%

Operating income (loss)	(950)	-4.4%	(1,578)	-7.2%	(595)	-2.9%	594	3.2%	112	0.7%

Other income (expense):
Interest income	73	0.3%	182	0.8%	67	0.3%	20	0.1%	51	0.3%
Other income	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Interest expense	(212)	-1.0%	(197)	-0.9%	(180)	-0.9%	(104)	-0.6%	(119)	-0.7%
Change in fair value of warrant liabilities	(1,490)	-6.9%	18	0.1%	(4,805)	-23.6%	(1,230)	-6.6%	343	2.1%
Total other income (expense), net	(1,629)	-7.5%	3	0.0%	(4,918)	-24.2%	(1,314)	-7.1%	275	1.7%

Loss before provision for income taxes	(2,579)	-11.9%	(1,575)	-7.2%	(5,513)	-27.1%	(720)	-3.9%	387	2.3%
Benefit (provision) for income taxes	115	0.5%	703	3.2%	93	0.5%	(154)	-0.8%	(27)	-0.2%

Net income (loss)	(2,464)	-11.4%	(872)	-4.0%	(5,420)	-26.6%	(874)	-4.7%	360	2.2%

Less interest income	(73)	-0.3%	(182)	-0.8%	(67)	-0.3%	(20)	-0.1%	(51)	-0.3%
Plus interest expenses	212	1.0%	197	0.9%	180	0.9%	104	0.6%	119	0.7%
Plus income tax expense	(115)	-0.5%	(703)	-3.2%	(93)	-0.5%	154	0.8%	27	0.2%
Plus depreciation expense	1,257	5.8%	1,272	5.8%	1,190	5.8%	1,323	7.2%	1,350	8.1%
Plus amortization expense	44	0.2%	44	0.2%	44	0.2%	-	0.0%	-	0.0%
Plus (less) change in fair value of warrant liabilities	1,490	6.9%	(18)	-0.1%	4,805	23.6%	1,230	6.6%	(343)	-2.1%
Plus stock-based compensation	211	1.0%	198	0.9%	142	0.7%	237	1.3%	272	1.6%
Plus intangible asset impairment	-	0.0%	432	2.0%	-	0.0%	-	0.0%	-	0.0%
Plus VendScreen non-recurring charges	101	0.5%	258	1.2%	461	2.3%	106	0.6%	-	0.0%
Plus litigation related professional fees	-	0.0%	-	0.0%	105	0.5%	-	0.0%	-	0.0%
Adjusted EBITDA	$663	3.1%	$626	2.9%	$1,347	6.6%	$2,260	12.2%	$1,734	10.4%

See discussion of Non-GAAP financial measures later in this document

(E)	Five Quarter Selling, General, & Administrative Expenses

	Three months ended
($ in thousands)	September 30, 2016	% of SG&A	June 30, 2016	% of SG&A	March 31, 2016	% of SG&A	December 31, 2015	% of SG&A	September 30, 2015	% of SG&A

Salaries and benefit costs	$3,129	45.3%	$3,050	45.4%	$2,760	45.4%	$2,786	58.6%	$2,685	56.0%
Marketing related expenses	329	4.8%	635	9.4%	362	5.9%	335	7.0%	333	6.9%
Professional services	2,520	36.5%	1,533	22.8%	1,152	18.9%	839	17.6%	782	16.3%
Bad debt expense	97	1.4%	470	7.0%	505	8.3%	239	5.0%	236	4.9%
Premises, equipment and insurance costs	499	7.2%	555	8.3%	460	7.5%	347	7.3%	399	8.3%
Research and development expenses	124	1.8%	123	1.8%	131	2.1%	37	0.8%	191	4.0%
VendScreen non-recurring charges	101	1.5%	258	3.8%	461	7.6%	106	2.2%	17	0.4%
Litigation related professional fees	33	0.5%	51	0.8%	105	1.7%	-	0.0%	-	0.0%
Other expenses	77	1.1%	46	0.7%	158	2.6%	73	1.5%	153	3.2%
Total SG&A expenses	$6,909	100%	$6,721	100%	$6,094	100%	$4,762	100%	$4,796	100%

Total Revenue	$21,588		$21,944		$20,361		$18,503		$16,600
SG&A expenses as a percentage of revenue	32.0%		30.6%		29.9%		25.7%		28.9%

(F)	Five Quarter Condensed Balance Sheets

($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Assets
Current assets:
Cash	$18,198	$19,272	$14,901	$14,809	$11,592
Accounts receivable, less allowance	5,840	4,899	8,345	6,976	6,448
Finance receivables	3,349	3,588	1,677	1,503	946
Inventory, net	4,264	2,031	2,341	2,849	3,718
Other current assets	3,710	3,258	2,336	2,160	1,883
Total current assets	35,361	33,048	29,600	28,297	24,587

Finance receivables, less current portion	3,962	3,718	3,042	2,435	3,525
Other assets	163	348	337	326	342
Property and equipment, net	9,570	9,765	10,584	10,856	11,890
Deferred income taxes	25,568	25,453	25,701	25,607	25,761
Goodwill and intangibles	12,457	12,501	12,976	8,095	8,095
Total assets	$87,081	$84,833	$82,240	$75,616	$74,200

Liabilities and shareholders' equity
Current liabilities:
Accounts payable and accrued expenses	$12,605	$15,812	$15,368	$9,992	$11,615
Line of credit, net	7,258	7,119	6,980	7,000	4,000
Warrant Liabilities	-	3,739	5,964	-	-
Other current liabilities	1,527	1,507	1,485	1,384	1,497
Total current liabilities	21,390	28,177	29,797	18,376	17,112
Long-term liabilities
Total long-term liabilities	1,528	1,631	2,016	3,945	3,116
Total liabilities	22,918	29,808	31,813	22,321	20,228

Shareholders' equity:
Total shareholders' equity	64,163	55,025	50,427	53,295	53,972
Total liabilities and shareholders' equity	$87,081	$84,833	$82,240	$75,616	$74,200

Total current assets	$35,361	$33,048	$29,600	$28,297	$24,587
Total current liabilities	21,390	28,177	29,797	18,376	17,112
Net working capital	$13,971	$4,871	$(197)	$9,921	$7,475

(G)	Five Quarter Statements of Cash Flows

	Three months ended
($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
OPERATING ACTIVITIES:
Net (loss) income	$(2,464)	$(872)	$(5,420)	$(874)	$360
Adjustments to reconcile net (loss) income to net cash provided by
(used in) operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	211	198	142	237	272
Gain on disposal of property and equipment	-	(110)	(15)	(41)	(1)
Non-cash interest and amortization of debt discount	105	13	-	-	-
Bad debt expense	97	470	506	238	236
Depreciation	1,257	1,272	1,190	1,323	1,350
Amortization of intangible assets	44	43	44	-	-
Impairment of intangible asset	-	432	-	-	-
Change in fair value of warrant liabilities	1,490	(18)	4,805	1,230	(343)
Deferred income taxes, net	(115)	(748)	(93)	154	27
Recognition of deferred gain from sale-leaseback transactions	(215)	(215)	(215)	(215)	(215)
Changes in operating assets and liabilities:
Accounts receivable	(1,038)	2,977	(1,872)	(767)	38
Finance receivables	(5)	(2,587)	(154)	533	(583)
Inventory	(2,223)	(82)	250	649	219
Prepaid expenses and other assets	(224)	(397)	(160)	(254)	48
Accounts payable	(3,661)	329	4,154	(1,623)	(1,044)
Accrued expenses	486	115	1,166	(13)	(2)
Income taxes payable	(10)	453	-	(70)	-
Net change in operating assets and liabilities	(6,675)	808	3,384	(1,545)	(1,324)
Net cash provided (used) by operating activities	(6,265)	1,273	4,328	507	362

INVESTING ACTIVITIES:
Purchase and additions of intangible assets, property and equipment	(168)	(207)	(164)	(118)	(49)
Purchase of property for rental program	(642)	-	-	-	-
Proceeds from sale of property and equipment	-	265	19	101	4
Cash paid for assets acquired from VendScreen	-	-	(5,625)	-	-
Net cash provided by (used in) investing activities	(810)	58	(5,770)	(17)	(45)

FINANCING ACTIVITIES:
Cash used for the retirement of common stock	(31)	(173)	-	(40)	-
Proceeds from exercise of common stock warrants	6,193	3,237	1,652	-	29
Proceeds (payments) from line of credit	-	138	33	3,000	-
Repayment of long-term debt	(161)	(162)	(151)	(233)	(128)
Net cash provided by (used in) financing activities	6,001	3,040	1,534	2,727	(99)

Net increase (decrease) in cash	(1,074)	4,371	92	3,217	218
Cash at beginning of period	19,272	14,901	14,809	11,592	11,374
Cash at end of period	$18,198	$19,272	$14,901	$14,809	$11,592

Supplemental disclosures of cash flow information:
Interest paid in cash	$87	$147	$191	$107	$106
Depreciation expense allocated to cost of services	$1,072	$1,139	$1,051	$1,186	$1,199
Reclass of rental program property to inventory, net	$(11)	$415	$347	$777	$(279)
Prepaid items financed with debt	$54	$-	$-	$-	$103
Warrant issuance for debt discount	$-	$-	$52	$-	$-
Debt financing cost financed with debt	$-	$-	$79	$-	$-
Equipment and software acquired under capital lease	$254	$-	$409	$-	$35
Disposal of property and equipment	$-	$555	$189	$238	$99

(H)
Five Quarter Reconciliation of Net Income/(Loss) to Non-GAAP Net Income (Loss) and Net Earnings/(Loss) Per Common Share – Basic and Diluted to Non-GAAP Net Earnings/(Loss) Per Common Share – Basic and Diluted

	Three months ended
($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2015	December 31, 2015	September 30, 2015

Net income (loss)	$(2,464)	$(872)	$(5,420)	$(874)	$360
Non-GAAP adjustments:
Non-cash portion of income tax provision	(115)	(792)	(38)	224	27
Change in fair value of warrant adjustment	1,490	(18)	4,805	1,230	(343)
VendScreen non-recurring charges	101	258	461	106	-
Litigation related professional fees	33	51	105	-	-
Non-GAAP net income (loss)	$(955)	$(1,373)	$(87)	$686	$44

Net income (loss)	$(2,464)	$(872)	$(5,420)	$(874)	$360
Cumulative preferred dividends	(334)	-	(334)	-	(334)
Net income (loss) applicable to common shares	$(2,798)	$(872)	$(5,754)	$(874)	$26

Non-GAAP net income (loss)	$(955)	$(1,373)	$(87)	$686	$44
Cumulative preferred dividends	(334)	-	(334)	-	(334)
Non-GAAP net income (loss) applicable to common shares	$(1,289)	$(1,373)	$(421)	$686	$(290)

Net earnings (loss) per common share - basic	$(0.07)	$(0.02)	$(0.16)	$(0.02)	$-
Non-GAAP net earnings (loss) per common share - basic	$(0.03)	$(0.04)	$(0.01)	$0.02	$(0.01)
Basic weighted average number of common shares outstanding	38,488,005	37,325,681	36,161,626	35,909,933	35,848,395

Net earnings (loss) per common share - diluted	$(0.07)	$(0.02)	$(0.16)	$(0.02)	$(0.01)
Non-GAAP net earnings (loss) per common share - diluted	$(0.03)	$(0.04)	$(0.01)	$0.02	$(0.01)
Diluted weighted average number of common shares outstanding	38,488,005	37,325,681	36,161,626	35,909,933	36,487,879

See discussion of Non-GAAP financial measures later in this document

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP and GAAP measures are set forth above in Financial Schedules (D) and (H).

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share – basic and diluted. The presentation of these additional financial measures is not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash provided/used by operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided above in Financial Schedules (D) and (H) the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities and non-cash portions of the Company’s income tax benefit (provision), non-recurring fees and charges that were incurred in connection with the acquisition and integration of the VendScreen business, and professional fees incurred in connection with the class action litigation and the SLC investigation. Non-GAAP net earnings (loss) per common share - diluted is calculated by dividing non-GAAP net income (loss) applicable to common shares by the number of diluted weighted average shares outstanding. Management believes that non-GAAP net income (loss) is an important measure of USAT’s business. Non-GAAP net income (loss) is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of the Company or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with the Company’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of the Company’s profitability or net earnings. Management believes that non-GAAP net income (loss) and non-GAAP net earnings (loss) per share are important measures of the Company's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that this non-GAAP financial measure serves as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP (United States’ Generally Accepted Accounting Principles) financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of the VendScreen business, professional fees incurred in connection with the class action litigation incurred during the third quarter of the prior fiscal year, impairment charges related to our EnergyMiser asset trademarks, and change in fair value of warrant liabilities and stock-based compensation expense. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash gain or charge that is not related to the Company’s operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. We have excluded the non-recurring costs and expenses incurred in connection with the VendScreen transaction in order to allow more accurate comparison of the financial results to historical operations. We have excluded the professional fees incurred in connection with the class action litigation as well as the trademark impairment charges because we believe that they represent a charge that is not related to the Company's operations. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of the Company or net cash provided/used by operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with the Company’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of the Company’s profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBTIDA as a metric in its executive officer and management incentive compensation plans.

Investor Contact:
Mike Bishop
The Blueshirt Group
Tel: +1 415-217-4968
mike@blueshirtgroup.com
Source: USA Technologies, Inc.
F-USAT